Exhibit 10.30

NONQUALIFIED STOCK OPTION AGREEMENT

PURSUANT TO THE

SIX FLAGS ENTERTAINMENT CORPORATION LONG-TERM INCENTIVE PLAN

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Participant:

Grant Date:

Per Share Exercise Price:

Number of Shares subject to this Option:

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THIS NON-QUALIFIED STOCK OPTION AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Six Flags Entertainment Corporation, a corporation organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the Six Flags Entertainment Corporation Long-Term Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee; and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Non-Qualified Stock Option provided for herein to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1.             Incorporation By Reference; Plan Document Receipt.  This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein.  Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan.  The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content.  In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.  No part of the Option granted hereby is intended to qualify as an “incentive stock option” under Section 422 of the Code.

2.             Grant of Option.  The Company hereby grants to the Participant, as of the Grant Date specified above, a Non-Qualified Stock Option (this “Option”) to acquire from the Company at the Per Share Exercise Price specified above, the aggregate number of shares of Company Stock specified above (the “Option Shares”).  Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason.  The Participant shall have no rights as a stockholder with respect to any shares of Company Stock covered by the Option unless and until the Participant has become the holder of record of such shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan or this Agreement.  This Agreement is only effective if accepted by the Participant within thirty (30) days of receipt of this Agreement by the Participant.

3.             Vesting and Exercise.

(a)           Vesting.  Subject to the provisions of Sections 3(b) through 3(c) hereof, or the applicable provisions of Section 4 of the Participant’s employment agreement with the Company, if any, the Option shall vest and become exercisable as follows, provided that the Participant has not incurred a termination of employment with the Company and its Subsidiaries (a “Termination”) prior to each such vesting date:

Vesting Date	Number of Option Shares
[•]	[•]

Subject to Sections 3(b) through 3(c) hereof, there shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date, subject to the Participant’s continued service with the Company or any of its Subsidiaries on each applicable vesting date.  Upon expiration of the Option, the Option shall be cancelled and no longer exercisable.

(b)           Accelerated Vesting Upon Termination.  Unless the Participant’s employment agreement with the Company provides otherwise, the following terms shall apply to this Option:

(i)            Termination of Employment without Cause or for Good Reason.  In the event of the Participant’s Termination by the Company without Cause or by the Participant for Good Reason, then the unvested portion of the Option that would have vested on the next anniversary of the Grant Date specified above shall immediately vest and become exercisable upon the date of such termination.

(ii)           Termination due to Death or Disability.  The Option shall immediately vest and become exercisable in full upon the Participant’s Termination due to the Participant’s death or upon the Participant becoming Disabled.

(iii)          Change in Control.  The Option shall immediately vest and become exercisable in full upon the Participant’s Termination by the Company without Cause or by the Participant for Good Reason, in each case, within the twelve (12) month period following a Change in Control.

(c)           Committee Discretion to Accelerate Vesting.  Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the Option at any time and for any reason.

(d)           Employment Agreement.  For the sake of clarity, if the Participant and the Company are party to an existing employment agreement as of the date of this Agreement, then Section 4 of such employment agreement shall apply to determine any accelerated vesting of the Option.

(e)           Expiration.  Unless earlier terminated in accordance with the terms and provisions of the Plan and/or this Agreement, all portions of the Option (whether vested or not vested) shall expire and shall no longer be exercisable after the expiration of ten (10) years from the Grant Date.

4.             Termination.       Subject to the terms of the Plan and this Agreement and the terms of any employment agreement between the Participant and the Company, the Option, to the extent vested at the time of the Participant’s Termination, shall remain exercisable as follows:

(a)           Termination Without Cause.  In the event of the Participant’s Termination for any reason, other than by the Company for Cause, the vested portion of the Option shall remain exercisable until the earlier of (i) ninety (90) days from the date of such termination, and (ii) the expiration of the stated term of the Option pursuant to Section 3(d) hereof; provided, that if the Participant is entitled to any longer period of time to exercise the vested portion of the Option pursuant to the Participant’s employment agreement with the Company, if any, the terms of such employment agreement shall apply.

(b)           Termination for Cause.  In the event of the Participant’s Termination for Cause, the Participant’s entire Option (whether or not vested) shall terminate and expire upon such Termination.

(c)           Treatment of Unvested Options upon Termination.  Any portion of the Option that is not vested (determined after giving effect to any accelerated vesting of the Option) as of the date of the Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

5.             Method of Exercise and Payment.  Subject to Section 8 hereof, to the extent that the Option has become vested and exercisable with respect to a number of shares of Company Stock as provided herein, the Option may thereafter be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein and in accordance with Sections 5(c) and 5(d) of the Plan, including, without limitation, by the filing of any written form of exercise notice as may be required by the Committee and payment in full of the Per Share Exercise Price specified above multiplied by the number of shares of Company Stock underlying the portion of the Option exercised.

6.             Non-Transferability.  The Option, and any rights and interests with respect thereto, issued under this Agreement and the Plan shall not be sold, exchanged, transferred, assigned or otherwise disposed of in any way by the Participant (or any beneficiary of the Participant), other than by testamentary disposition by the Participant or the laws of descent and distribution.  Notwithstanding the foregoing, the Committee may, in its sole discretion, permit the Option to be transferred to a Permitted Transferee for no value, provided that such transfer shall only be valid upon execution of a written instrument in form and substance acceptable to the Committee in its sole discretion evidencing such transfer and the transferee’s acceptance thereof signed by the Participant and the transferee, and provided, further, that the Option may not be subsequently transferred other than by will or by the laws of descent and distribution or to another Permitted Transferee (as permitted by the Committee in its sole discretion) in accordance with the terms of the Plan and this Agreement, and shall remain subject to the terms of the Plan and this Agreement.  Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way the Option, or the levy of any execution, attachment or similar legal process upon the Option, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.

7.             Governing Law.  All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.

8.             Withholding of Tax.  As a condition to exercising the Option, the Participant must remit to the Company an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the Option. If the Participant fails to do so this Option shall not be deemed to have been exercised and the Company may refuse to issue or transfer any shares of Company Stock otherwise required to be issued pursuant to this Agreement.

9.             Entire Agreement; Amendment.  This Agreement, together with the Plan and any employment agreement between the Participant and the Company, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter.  The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan.  This Agreement may also be modified or amended by a writing signed by both the Company and the Participant.  The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

10.          Notices.  Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company.  Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

11.          No Right to Employment.  Any questions as to whether and when there has been a Termination and the cause of such Termination shall be determined in the sole discretion of the Committee.  Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without Cause.

12.          Transfer of Personal Data.  The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the Option awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan).  This authorization and consent is freely given by the Participant.

13.          Compliance with Laws.  The issuance of the Option (and the Option Shares upon exercise of the Option) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, as amended, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law, rule, regulation or exchange requirement applicable thereto.  The Company shall not be obligated to issue the Option or any of the Option Shares pursuant to this Agreement if any such issuance would violate any such requirements.

14.          Section 409A.  Notwithstanding anything herein or in the Plan to the contrary, the Option is intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent.

15.          Binding Agreement; Assignment.  This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns.  The Participant shall not assign (except in accordance with Section 6 hereof) any part of this Agreement without the prior express written consent of the Company.

16.          Headings.  The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

17.          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

18.          Further Assurances.  Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

19.          Severability.  The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

20.          Acquired Rights.  The Participant acknowledges and agrees that:  (a) the Company may terminate or amend the Plan at any time; (b) the Award of the Option made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the Option awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

21.          Definitions.  For purposes of this Agreement, unless otherwise defined in an employment agreement between the Participant and the Company, the following terms shall have the following meanings:

(a)           “Cause” shall mean the Participant’s: (i) willful or serious misconduct or gross negligence in the performance of the Participant’s duties to the Company; (ii) willful or repeated failure to satisfactorily perform the Participant’s duties to the Company or to follow the lawful directives of the Board or any executive or supervisor to which the Participant reports (other than as a result of death or becoming Disabled); (iii) commission of, indictment for, conviction of, or pleading of guilty or nolo contendere to, a felony or any crime involving moral turpitude; (iv) performance of any act of theft, embezzlement, fraud, malfeasance, dishonesty or misappropriation of the Company’s property; or (v) breach of, or failure to comply with, any material agreement with the Company, or a violation of the Company’s code of conduct or other written policy.

(b)           “Change in Control” shall mean the occurrence of any one or more of the following events to the extent such event also constitutes a “change in control event” within the meaning of Section 409A of the Code:

(i)            any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Company Stock or any person who owns five percent (5%) or more of the Company Stock on the date of the Company’s emergence from Chapter 11 bankruptcy proceedings (a “Five Percent Owner”) or pursuant to any merger or consolidation that is not considered to be a Change in Control under clause (iii) below), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities;

(ii)           during any one-year period, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (i), (iii), or (iv) of this definition of “Change in Control” or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the one-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(iii)          a merger or consolidation of the Company or a direct or indirect Subsidiary of the Company with any other company, other than a merger or consolidation which would result in either (A) a Five Percent Owner beneficially owning more than fifty percent (50%) of the combined voting power of the voting securities of the Company or the surviving entity (or the ultimate parent company of the Company of the surviving entity) or (B) the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or its successor (or the ultimate parent company of the Company or its successor); provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exception in subparagraph (ii)) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control; or

(iv)          the consummation of a sale or disposition of all or substantially all the assets of the Company and/or its direct and indirect Subsidiaries, other than the sale or disposition of all or substantially all of the assets of the Company to a Five Percent Owner or a person or persons who beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

(c)           “Good Reason” shall mean, without the express written consent of the Participant, a material reduction in the Participant’s base salary, other than as part of a reduction by a substantially similar percentage in the total cash compensation of all other similarly-situated employees, unless such event is fully corrected in all material respects by the Company within thirty (30) days following written notification by the Participant to the Company. The Participant shall provide the Company with a written notice detailing the specific circumstances alleged to constitute Good Reason within fifteen (15) days after the first occurrence of such circumstances, and actually terminate employment within thirty (30) days following the expiration of the Company’s thirty (30)-day period described above.  Otherwise, any claim of such circumstances as “Good Reason” shall be deemed irrevocably waived by the Participant.

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DIVIDEND EQUIVALENT RIGHT AGREEMENT
WITH RESPECT TO NUMBER OF SHARES UNDERLYING UNVESTED OPTIONS
PURSUANT TO THE
SIX FLAGS ENTERTAINMENT CORPORATION LONG-TERM INCENTIVE PLAN

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Participant:

Grant Date:

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THIS DIVIDEND EQUIVALENT RIGHT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Six Flags Entertainment Corporation, a corporation organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the Six Flags Entertainment Corporation Long-Term Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee; and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant Dividend Equivalent Rights (each, a “Dividend Equivalent Right”) with respect to the number of Shares underlying Options granted to the Participant under the Plan.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1.             Incorporation By Reference; Plan Document Receipt.  This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein.  Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan.  The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content.  In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2.             Grant of Dividend Equivalent Rights.  The Company hereby grants to the Participant Dividend Equivalent Rights equal in number to the number of Shares underlying unvested Options outstanding on the Grant Date to Participant under the Plan.  Each Dividend Equivalent Right entitles the Participant to a payment in Shares, as specified in Section 5 of this Agreement, equal to the cash dividends declared on a Share on or after the Grant Date through the Vesting Date, subject to the terms and conditions set forth in this Agreement and in the Plan.  Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest for any reason.  The Participant shall have no rights as a stockholder with respect to any Shares with respect to Dividend Equivalent Rights or with respect to Shares to be distributed pursuant to Section 5 unless and until the Participant has become the holder of record of such Shares, and no adjustments shall be made for rights in respect of any such Shares, except as otherwise specifically provided for in the Plan or this Agreement.  This Agreement is only effective if accepted by the Participant within thirty (30) days of receipt of this Agreement by the Participant.

3.             Vesting.  The Company will make no distributions with respect to Dividend Equivalent Rights unless and until such Dividend Equivalent Rights shall have become vested.  Dividend Equivalent Rights shall vest on the dates (each, a “Vesting Date”) the corresponding Option providing the basis for the number of Dividend Equivalent Rights (“Corresponding Option”) vests.

4.             Expiration.  Unless earlier terminated in accordance with the terms and provisions of the Plan and/or this Agreement and without limitation on the distributions under Section 5 with respect to vested Dividend Equivalent Rights, a Dividend Equivalent Right shall expire and be cancelled immediately following the earlier of (a) vesting of the Dividend Equivalent Right or (b) forfeiture or cancellation of the Corresponding Option.

5.             Distributions.  Upon the vesting of Dividend Equivalent Rights, the Participant will be entitled to and promptly (and in no event later than 30 days after such vesting) will receive a number of Shares equal to:

(a) the sum of all dividends declared and paid on a Share with a record date from the Grant Date through, and including, the Vesting Date multiplied by the number of Dividend Equivalent Rights vesting on such Vesting Date, divided by

(b) the fair market value of a Share on such Vesting Date.

To the extent that on the Vesting Date, dividends were declared but not yet paid on a Share, the Participant will be entitled to and promptly (and in no event later than 30 days after the payment date of such dividends) will receive a number of Shares equal to:

(a) all such dividends declared on a Share from the Grant Date through, and including, the Vesting Date but not paid until after the Vesting Date multiplied by the number of Dividend Equivalent Rights that vested on such Vesting Date, divided by

(b) the fair market value of a Share on the date such dividends are paid to stockholders of the Company.

Notwithstanding the foregoing, no fractional Shares shall be issued; the calculation of Shares to be delivered pursuant to this Section 5 shall be rounded down to the next lowest whole number and the value of any fractional Share shall be distributed to the Participant in cash.

6.             Withholding of Tax.  As a condition to receiving the Shares and any cash payment for fractional Shares upon the vesting of Dividend Equivalent Rights, the Participant must remit to the Company an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to Dividend Equivalent Rights.  If the Participant fails to do so, the Company may, in order to satisfy such tax withholding or remittance obligations, withhold sufficient Shares that would otherwise be distributed, or may refuse to issue or transfer any Shares otherwise required to be issued, pursuant to this Agreement.

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